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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


Date of Report (date or earliest event reported):  June 17, 1996



                                SUMMA INDUSTRIES
             (Exact name of registrant as specified in its charter)



  CALIFORNIA                        1-7755                       95-1240978
(State or other                  (Commission                   (IRS Employer
 jurisdiction of                 File Number)                Identification No.)
 incorporation)



                         1600 WEST COMMONWEALTH AVENUE
                          FULLERTON, CALIFORNIA 92633
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (714) 738-5000

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On June 17, 1996, the Company completed the sale of all of the issued and outstanding capital stock of Morehouse-COWLES, Inc. to J.B. Jennings and Bret Lewis, a private investment group based in Michigan. The Closing of the sale of Morehouse-COWLES, Inc. by the Company was publicly announced on June 17, 1996, by means of the press release attached hereto as Exhibit 99 and incorporated herein by this reference. The Company will not report a gain or loss on the sale.

         In exchange for all of the capital stock of Morehouse-COWLES, Inc., the Company was paid $750,000 in cash and will be paid an additional $1,771,000 on the terms and conditions set forth in a subordinated promissory note. The subordinated note provides for the payment of interest monthly at the rate of 7% per annum through June, 2001, and at the rate of 9% per annum through June 2006, and provides for monthly principal payments commencing July 2001 utilizing a 10-year amortization schedule with all unpaid interest and principal due and payable by June 30, 2006. The note is subordinated to the investors' bank credit agreement, permits optional prepayments, contains certain covenants and default provisions and remedies and is secured by a pledge of all of the outstanding capital stock of Morehouse-COWLES purchased by the investors, as well as by the assets of Morehouse-COWLES, Inc. Additionally, the investment group entered into a new lease with the wholly-owned subsidiary of the Company that holds title to the Company's Fullerton facilities, in which the operations of Morehouse-COWLES also have been conducted. The lease is for a period of ten years, with an option to extend the term of the lease for an additional five years. The monthly rent, on a "triple net basis," will be $4,000 during the first five years of the lease, increasing to $5,000 per month during the second five years of the original lease term.

         On January 30, 1996, the Company had previously announced that it had entered into a letter of intent to sell Morehouse-COWLES to another prospective purchaser, but negotiations with that buyer were subsequently terminated as reported in the Company's Quarterly Report on Form 10-Q for the quarter ended February 29, 1996. However, as also reported in that Quarterly Report on Form 10-Q, the Company announced that it would continue seek to sell the industrial process equipment business conducted by Morehouse-COWLES, Inc. Accordingly, the Company announced that Morehouse-COWLES, Inc. would be treated for accounting purposes as a discontinued operation, and the results of its operations were segregated in the financial statements of the Company set forth in the Quarterly Report.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)  Not applicable.

         (b)  Pro forma financial information. To the extent not included in
              --------------------------------
              the Company's Quarterly Report on Form 10-Q for the quarter ended February 29, 1996, the pro forma financial information required pursuant to Article 11 of Regulation S-X will be included in the Company's Quarterly Report on Form 10-Q for the quarter ended May 31, 1996 to be filed with the Securities and Exchange Commission on or before July 15, 1996.

         (c)  Exhibits. The following exhibits are filed herewith:
              ---------

              2.1  Stock Purchase Agreement
              2.2  Subordinated Promissory Note, Security Agreement and
                   Guarantee
              2.3  Facilities Lease
              99   Press Release dated June 17, 1996

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                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            SUMMA INDUSTRIES


Date:  June 19, 1996                    By: /s/ JAMES R. SWARTWOUT
                                            ------------------------------------

                                        Title: Chief Executive Officer

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